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As filed with the Securities and Exchange Commission on July 5, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933

EBIX.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0021975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 E. Golf Road, Schaumburg, Illinois 60173, (847) 789-3047
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ebix.com, Inc. 1996 Stock Incentive Plan, as amended
Delphi Information Systems, Inc. Non-Employee Directors Stock Option Plan
(Full Title of the Plans)

RICHARD J. BAUM
Senior Vice President-Finance and Administration
Chief Financial Officer and Secretary
ebix.com, Inc.
1900 E. Golf Road, Schaumburg, Illinois 60173, (847) 789-3047
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
MARK D. WOOD, ESQ.
Katten Muchin Zavis
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693
(312) 902-5200

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, $0.10 par value (1996 Stock Incentive Plan)(2)	2,000,000 shares	$2.12(3)	$4,240,000	$1,060

Common Stock, $0.10 par value (Non-Employee Directors Stock Option Plan) (4)	300,000 shares	$3.38(5)	$1,014,000	$ 254

Total	2,300,000 shares	—	—	$1,314

(1)
This registration statement also covers an indeterminate number of shares of the Company's Common Stock that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective plans in accordance with Rule 416 under the Securities Act of 1933.
(2)
The Delphi Information Systems, Inc. 1996 Stock Incentive Plan (the "1996 Plan") was adopted by the Company's Board of Directors and approved by its stockholders on September 4, 1996. The Company previously registered 6,000,000 shares of Common Stock on Form S-8 (Registration File No. 333-23261). An amendment to the 1996 Plan was approved by the stockholders on October 22, 1999 which reflected the one-for-five reverse stock split effective May 6, 1998 (reducing the number of shares previously registered from 6,000,000 to 1,200,000) and increased the number of shares of Common Stock available for grant under the 1996 Plan by 1,500,000. Accordingly, the total number of shares reserved for grant under the 1996 Plan was 2,700,000 and the Company registered an additional 1,500,000 shares of Common Stock on Form S-8 (Registration File No. 333-46066). The 1996 Plan was amended by the Board of Directors on June 30, 2000 to change its name to the ebix.com, Inc. 1996 Stock Incentive Plan. An amendment increasing the number of shares reserved for grant under the 1996 Plan by 2,000,000 was adopted by the Board of Directors and approved by the stockholders on May 30, 2001. Accordingly, the total number of shares reserved for grant under the Plan is 4,700,000.
(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933 on the basis of the closing sale price of our common stock as reported on the Nasdaq SmallCap Market on July 3, 2001.
(4)
The Delphi Information Systems, Inc. Non-Employee Directors Stock Option Plan (the "Directors Plan") was adopted by the Company's Board of Directors and approved by its stockholders on September 10, 1998.
(5)
Represents shares reserved for issuance under the Directors Plan. The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the Directors Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The information called for in Part I of Form S-8 is currently included in the prospectuses for the ebix.com, Inc. 1996 Stock Incentive Plan and the Delphi Information Systems, Inc. Non-Employee Directors Stock Option Plan and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed by ebix.com, Inc. (the "Company") with the Securities and Exchange Commission ("SEC") are incorporated by reference in this registration statement:

  (a)
  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

  (b)
  The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

  (c)
  The Company's Current Reports on Form 8-K dated February 7, 2001; and

  (d)
  The description of the Company's Common Stock that is contained in the Company's Registration Statement on Form 8-A dated June 5, 1987 and filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); including any amendments or reports for the purpose of updating such description.

    In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this registration statement and before the filing of a post-effective amendment indicating that all securities offered pursuant to this registration statement have been sold or deregistering all the securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.

    The Company will to provide without charge to each person who has received a copy of any prospectus to which this registration statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the Company's principal executive offices at 1900 E. Golf Road, Schaumburg, Illinois, 60173, Attention: Secretary. Telephone requests for copies should be directed to the Company's Secretary at (847) 789-3047.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel

    None.

Item 6.  Indemnification of Directors and Officers.

    Section 102(b)(7) of the Delaware General Corporation Law grants the Company the power to limit the personal liability of its directors to the Company or its stockholders for monetary damages for breach of a fiduciary duty. Article XI of the Company's Certificate of Incorporation, as amended, provides for the limitation of personal liability of the directors of the Company as follows:

      A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or

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  a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit. This Article XI shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article becomes effective.

    Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify its directors, officers, employees and agents against liability arising out of their respective capacities as directors, officers, employees or agents. Article VII of the Company's Bylaws provides that the Company shall indemnify any person who is serving as a director, officer, employee or agent of the Company or of another entity at the request of the Company against judgments, fines, settlements and other expenses incurred in such capacity if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In the event of an action or suit by or in the right of the Company, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    The Company has entered into indemnification agreements with its directors that would require the Company, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director for claims that arise because of his capacity as a director.

    The Company has a directors' and officers' liability insurance policy.

    The above discussion is qualified in its entirety by reference to the Company's Certificate of Incorporation and Bylaws.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

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Item 8.  Exhibits.

4.1	Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-8 (No. 333-23361), and incorporated herein by reference).
4.2	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference).
4.3	Certificate of Amendment of Certificate of Incorporation dated November 5, 1999 (filed as Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and incorporated herein by reference).
4.4	Certificate of Amendment of Certificate of Incorporation dated June 22, 2001 (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3 (Registration No. 333-64368), and incorporated herein by reference).
4.5	By-laws of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference).
4.6*	ebix.com, Inc. 1996 Stock Incentive Plan.
4.7	Amendment to Delphi information Systems, Inc. 1996 Stock Incentive Plan, changing the name of the Plan to ebix.com, Inc. 1996 Stock Incentive Plan (filed as Exhibit 4.6 to the Company's Form S-8 (No. 333-46066), and incorporated herein by reference).
4.8*	Second Amendment to ebix.com, Inc. 1996 Stock Incentive Plan.
4.9*	Delphi Information Systems, Inc. Non-Employee Directors Stock Option Plan.
5.1*	Opinion of KMZ as to the validity of the common stock.
23.1*	Consent of KMZ (included in its opinion filed as Exhibit 5.1).
23.2*	Consent of KPMG LLP, independent certified public accountants.
23.3*	Consent of Arthur Andersen LLP, independent certified public accountants.
24.1*	Powers of Attorney (included on the signature page hereto).

*
Filed herewith.

Item 9.  Undertakings.

    1.  The Company hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

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        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2.  The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company's directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Schaumburg, State of Illinois, on this 5th day of July, 2001.

ebix.com, Inc.
By:	/s/ ROBIN RAINA Robin Raina President and Chief Executive Officer and Director

POWERS OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Robin Raina and Richard J. Baum, and each of them severally, acting alone and without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on July 5, 2001.

Signature	Title
/s/ ROY ROGERS Roy Rogers	Chairman of the Board
/s/ ROBIN RAINA Robin Raina	President, Chief Executive Officer (principal executive officer) and Director
/s/ RICHARD J. BAUM Richard J. Baum	Senior Vice President-Finance & Administration, Chief Financial Officer (principal financial and accounting officer), and Secretary
/s/ WILLIAM R. BAUMEL William R. Baumel	Director
/s/ DOUG CHISHOLM Doug Chisholm	Director

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/s/ DENNIS DRISLANE Dennis Drislane	Director
/s/ LARRY G. GERDES Larry G. Gerdes	Director
/s/ WILLIAM W. RICH William W. Rich	Director

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INDEX TO EXHIBITS

ITEM 16. Exhibits

Exhibit Number	Description
4.6	ebix.com, Inc. 1996 Stock Incentive Plan.
4.8	Second Amendment to ebix.com, Inc. 1996 Stock Incentive Plan.
4.9	Delphi Information Systems, Inc. Non-Employee Directors Stock Option Plan.
5.1	Opinion of KMZ as to the validity of the common stock.
23.1	Consent of KMZ (included in its opinion filed as Exhibit 5.1).
23.2	Consent of KPMG LLP, independent certified public accountants.
23.3	Consent of Arthur Andersen LLP, independent certified public accountants.
24.1	Powers of Attorney (included on the signature page hereto).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWERS OF ATTORNEY
INDEX TO EXHIBITS